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                                                                   Exhibit 10.18

                                  ESPS, Inc.
                             Employment Agreement

To Chris Meshginpoosh:

     This Agreement establishes the terms of your employment with ESPS, Inc., a Delaware corporation (the "Company").

Employment and Duties    You and the Company agree to your employment as Chief
                         Financial Officer on the terms contained herein.

Term of Employment       Your employment under this Agreement begins as of your
                         execution of this Agreement (the "Effective Date").
                         Unless sooner terminated under this Agreement or extended under the Expiration provisions of this Agreement, your employment ends at 6:00 p.m. Eastern
                         Time on December 31, 2001.

                         The period running from the Effective Date to December 31, 2001 of this Agreement is the "Term", subject to the extension option provided under the Expiration provisions of this Agreement.

                         Termination or expiration of this Agreement ends your employment but does not end the Company's obligation, if any, to make payments under the Payments on Termination and Severance provisions or the Company's obligation to comply with the Indemnification, Public Statements, and Successors and Assigns provisions as specified below.
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Compensation

     Salary The Company will pay you an annual salary (the "Salary") from the Effective Date at the rate of not less than $175,000 in accordance with its generally applicable payroll practices.

     Bonus You will be eligible for an annual bonus equal to up to $75,000. This bonus will be calculated according to annual incentive plan formulas. It is the Company's good faith intention to provide formulas for future fiscal years within 90 days of the commencement of such fiscal year.

     Options In the event that either you or the Company elect to extend this Agreement in accordance with the Expiration provisions of this Agreement, on the date of such election to extend this Agreement or on January 2, 2002, whichever is later, the Company will grant you 75,000 options under the Company's employee stock option plan, with an exercise price equal to the closing price of the Company's stock on the date of grant. The Company agrees that such options will be subject to the following vesting schedule:

                              28,875 of these options will vest at the time of grant, and

                              4,125 of these options will vest every three months from the date of the grant.

                         In the event of the occurrence of a Change of Control as defined in the Severance section below, unvested options will vest as follows:

                           1. If the Change of Control occurs prior to October
                              2, 2001, 75% of options granted to you will immediately vest upon the occurrence of a Change of Control.

                           2. If the Change of Control occurs on or after
                              October 2, 2001 but before April 2, 2002, 87.5% of options granted
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                              to you will immediately vest upon the occurrence
                              of a Change of Control.


                           3. If the Change of Control occurs on or after April
                              2, 2002, 100% of options granted to you will immediately vest upon the occurrence of a Change of Control.


     Employee Benefits   While the Company employs you under this Agreement, the
                         Company will provide you with the same benefits currently provided to the Company's employees.

     Car Allowance       You will receive a car allowance equal to $500 per
                         month.

Place of Employment      Your principal place of employment will be within 50
                         miles of Fort Washington, Pennsylvania.

Expenses The Company will reimburse you for reasonable and necessary travel and other business-related expenses you incur for the Company in performing your duties under this Agreement.

Termination         Subject to the provisions of this section, you and the
                    Company agree that it may terminate your employment, or you may voluntarily resign, except that, if you voluntarily resign, you must provide the Company with 90 days' prior written notice (unless the Board or the Company's Chief
                    Executive Officer has previously waived such notice in writing or authorized a shorter notice period). The Company agrees that it will continue to pay you salary, bonus and benefits in accordance with the Compensation section above for the period from the receipt of your notice of resignation through the last day of your employment, even if this period extends beyond the Term. In addition, the Company agrees to provide the additional payments and benefits described in the Payments on Termination and Severance sections below.

     For Cause           The Company may terminate your employment if you:
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                      1. seize a corporate opportunity for yourself instead of
                         offering such opportunity to the Company if within the scope of the Company's or its subsidiaries' business;
                         or

                      2. with respect to your employment, are convicted of or
                         plead guilty or no contest to a felony.

                      Your termination For Cause will be effective immediately upon the Company's mailing or written transmission of notice of such termination. Before terminating your employment For Cause, the Company will specify in writing to you the nature of the act that it deems to constitute For Cause and, unless the Board or the Company's Chief Executive Officer reasonably concludes the situation could not be corrected, give you 30 days after you receive such notice to correct the situation (and thus avoid termination For Cause), unless the Company agrees to extend the time for correction. The Company agrees to pay you the benefits according to the provisions of the Payments on Termination if your employment is terminated For Cause.

     Without Cause    Subject to the provisions below under Payments on
                      Termination and Severance, the Company may terminate your employment under this Agreement Without Cause before the end of the Term.

     Voluntary        Subject to the provisions below under Payments on
     Resignation      Termination and Severance, you may resign as Chief
                      Financial Officer with 90 days' advance written notice.
                      Expiration of this Agreement shall constitute Voluntary
                      Resignation and shall entitle you to the Payments on Termination and Severance benefits described below.

     Payments on If you resign in accordance with the Voluntary Resignation Termination provision above, or the Company terminates your employment
                      For Cause or Without Cause, the Company will pay you any
                      unpaid portion of your Salary pro-rated through the date
                      of actual termination, reimburse any substantiated but
                      unreimbursed business expenses, pay any accrued and unused vacation time,
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                      and provide such other benefits as applicable laws or the
                      terms of the benefits require.

     Severance        In addition to the foregoing payments, in the event your
                      employment is terminated Without Cause or if you resign in accordance with the Voluntary Resignation provisions of this Agreement, the Company will pay you severance in a lump sum equal to the number of days remaining in the Term of this Agreement divided by 365 days, multiplied by $175,000; and

                              pay you severance in a lump sum equal to $87,500; and,

                              pay the after-tax premium cost for you to receive any group health coverage the Company must offer you under Section 4980B of the Internal Revenue Code of 1986 ("COBRA Coverage") for the period of such coverage (unless the coverage is then provided under a self-insured plan)

                      In addition to foregoing payments, the Company agrees to the following:

                              The Company will pay you additional severance equal to $87,500 if your employment is terminated within six months of a Change of Control as defined below.

                              The Company will pay you additional severance equal to $45,000 if your employment is terminated Without Cause.

                      You are not required to mitigate amounts payable under the Severance paragraph by seeking other employment or otherwise,
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                      nor must you return to the Company amounts earned under
                      subsequent employment.

     Change of Control        A Change of Control for the purposes of the
                              Severance provision of this Agreement means either
                              Board of Directors or shareholder approval of the occurrence of any one or more of the following events: a person, entity, or group (other than the Company, any Company subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 50% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("COMPANY VOTING
                              SECURITIES"); consummation of a merger or consolidation of the Company with or into any other entity; or the stockholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) an agreement for the Company's sale or disposition of all or substantially all the Company's assets, AND such liquidation, dissolution, sale, or disposition is consummated.

Indemnification     ESPS and its successors and assigns hereby covenant and
                    agree to indemnify, defend, protect and hold you harmless from, against and in respect of all claims or damages suffered, sustained, incurred, or paid by you, or awarded by a court of competent jurisdiction, or paid in settlement, as well as all reasonable expenses (including reasonable attorney's, paralegal's and expert witness' fees) incurred by you as a result of any claim against you by virtue of your past, present or future employment as Chief Financial
                    Officer of the Company.

Public Statements   The Company agrees that any oral or written communication
                    regarding your departure from the Company upon termination or expiration of this Agreement shall include the following statements:

                      Upon your identification of the apparent verbal assurances in connection with the three transactions in 2000 as well as apparent verbal and written assurances provided in connection with three
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                      transactions in 2001, all of which had not been previously disclosed to the finance department, you immediately advised the Company's Audit Committee and the Company's outside auditors.

                      After conducting a preliminary internal review, you recommended to the Audit Committee that the Company conduct an investigation into the transactions identified.

                      You left the Company with a much stronger financial structure that should ensure accurate, reliable financial information going forward;

                      You met or exceeded all of the Company's initial expectations; and

                      Your departure was strictly for personal reasons, and was not in any way related to information discovered in connection with the Company's historical financial errors.

               In addition, neither you nor the Company shall make or publish, or cause to be made or published, any disparaging remarks, comments or statements about the other party.

Expiration            Either you or the Company have the option of extending
                      this Agreement for an additional period of twenty-four
                      (24) months. Such notice will be effective immediately upon the mailing or written transmission of notice of extension by either you or the Company. Upon election of this extension of this Agreement by either you or the Company, the Term of this Agreement shall be redefined as the period commencing on the Effective Date of this Agreement and ending at 6:00 p.m. Eastern Time on December
                      31, 2003, and all other provisions of this Agreement shall remain unchanged.

Severability          If the final determination of an arbitrator or a court of
                      competent jurisdiction declares, after the expiration of
                      the time within which judicial review (if permitted) of
                      such determination may be perfected, that any term or
                      provision of this Agreement is invalid or unenforceable,
                      the remaining terms and provisions will be
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                      unimpaired, and the invalid or unenforceable term or
                      provision will be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Amendment; Waiver     Neither you nor the Company may modify, amend, or waive
                      the terms of this Agreement other than by a written instrument signed by you and an executive officer of the Company duly authorized by the Board. Either party's waiver of the other party's compliance with any provision of this Agreement is not a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

Withholding           The Company will reduce its compensatory payments to you
                      for withholding and FICA taxes and any other withholdings and contributions required by law.

Governing Law         The laws of the State of Pennsylvania (other than its
                      conflict of laws provisions) govern this Agreement.

Notices Notices must be given in writing by personal delivery, by certified mail, return receipt requested, by telecopy, or by overnight delivery. You should send or deliver your notices to the Company's corporate headquarters. The Company will send or deliver any notice given to you at your address as reflected on the Company's personnel records. You and the Company may change the address for notice by like notice to the others. You and the Company agree that notice is received on the date it is personally delivered, the date it is received by certified mail, the date of guaranteed delivery by the overnight service, or the date the fax machine confirms effective transmission.

Successors            All covenants and agreements contained herein shall bind
And Assigns           and inure to the benefit of the parties hereto and their
                      respective successors and assigns. None of the parties
                      hereto may assign any of its or his rights and obligations under this Agreement without the prior written consent of
                      the other parties hereto.
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Superseding Effect    This Agreement represents the entire agreement between you and the Company and supersedes any prior oral or written
                      employment, option, severance, or fringe benefit
                      agreements between you and the Company. This Agreement
                      supersedes all prior or contemporaneous negotiations,
                      commitments, agreements, and writings with respect to the
                      subject matter of this Agreement. All such other
                      negotiations, commitments, agreements, and writings will
                      have no further force or effect; and the parties to any
                      such other negotiation, commitment, agreement, or writing
                      will have no further rights or obligations thereunder.
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If you accept the terms of this Agreement, please sign in the space indicated
below.    We encourage you to consult with any advisors you choose.


                              ESPS, Inc.

                         By:  /s/ R. Richard Dool



I accept and agree to the terms of employment set forth in this Agreement:

/s/ Christopher Meshginpoosh

Dated: June 22, 2001